EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATE: February 6, 2024

WORKERS UNITED

By:	/s/ Edgar Romney
Name:	Edgar Romney
Title:	Secretary-Treasurer

CHICAGO & MIDWEST REGIONAL JOINT BOARD, WORKERS UNITED

By:	/s/ Naomi K. Hanshew
Name:	Naomi K. Hanshew
Title:	Manager

LAUNDRY, DISTRIBUTION & FOOD SERVICE JOINT BOARD, WORKERS UNITED

By:	/s/ Alberto Arroyo
Name:	Alberto Arroyo
Title:	Co-Manager

By:	/s/ Megan Chambers
Name:	Megan Chambers
Title:	Co-Manager

LOCAL 50, WORKERS UNITED

By:	/s/ Angel Esparza
Name:	Angel Esparza
Title:	President

MID-ATLANTIC REGIONAL JOINT BOARD, WORKERS UNITED

By:	/s/ Patrick Jones, Jr.
Name:	Patrick Jones, Jr.
Title:	IVP

NEW YORK-NEW JERSEY REGIONAL JOINT BOARD, WORKERS UNITED

By:	/s/ Julie Kelly
Name:	Julie Kelly
Title:	General Manager

NEW YORK METROPOLITAN AREA JOINT BOARD, WORKERS UNITED

By:	/s/ Edgar Romney
Name:	Edgar Romney
Title:	Secretary-Treasurer

PENNSYLVANIA JOINT BOARD, WORKERS UNITED

By:	/s/ David Melman
Name:	David Melman
Title:	Manager

PHILADELPHIA JOINT BOARD, WORKERS UNITED

By:	/s/ Lynne Fox
Name:	Lynne Fox
Title:	Manager

ROCHESTER REGIONAL JOINT BOARD FUND FOR THE FUTURE

By:	/s/ Gary J. Bonadonna Jr.
Name:	Gary J. Bonadonna Jr.
Title:	Trustee

ROCHESTER REGIONAL JOINT BOARD, WORKERS UNITED

By:	/s/ Gary J. Bonadonna Jr.
Name:	Gary J. Bonadonna Jr.
Title:	Manager

WESTERN STATES REGIONAL JOINT BOARD, WORKERS UNITED

By:	/s/ Maria Rivera
Name:	Maria Rivera
Title:	Regional Manager

WORKERS UNITED CANADA COUNCIL

By:	/s/ Bhupinder Sanghera
Name:	Bhupinder Sanghera
Title:	Director – WUCC

WORKERS UNITED, SOUTHERN REGIONAL JOINT BOARD

By:	/s/ Carl C. Baumann
Name:	Carl C. Baumann
Title:	Southern Regional Director

SOUTHWEST REGIONAL JOINT BOARD

By:	/s/ Billie Jean Hervey
Name:	Billie Jean Hervey
Title:	Regional Director

Workers United